UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 7, 2006
CELEBRATE EXPRESS, INC.
(Exact name of Registrant as specified in its charter)

Washington	000-50973	91-1644428
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
11220 – 120th Avenue NE
Kirkland, Washington 98033
(Address of principal executive offices and Zip Code)
Registrant’s telephone number, including area code: (425) 250-1061

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year
     On July 7, 2006, the Board of Directors of Celebrate Express, Inc. (the “Company”) amended Sections 2.1, 2.2 and 3.3 of the Company’s Amended and Restated Bylaws (the “Bylaws”) effective immediately. Section 2.1 of the Bylaws was amended to provide that a shareholder seeking to nominate directors must provide timely notice in writing to the Company. To be timely, a shareholder’s notice must be received by the Company by August 6, 2006 (75 days prior to the anniversary date of the 2005 annual meeting of shareholders) for the 2006 annual meeting of shareholders. For all subsequent annual shareholder meetings, the notice must be received by the Company not less than 90 nor more than 120 days prior to the first anniversary date of the prior year’s annual meeting of shareholders. The amended Section 2.1 also specifies requirements as to the form and substance of the notice. Section 2.2 of the Bylaws was amended to provide that a shareholder seeking to nominate directors at a special meeting must also provide timely notice to the Company. To be timely, a shareholder’s notice must be received by the Company 90 days prior to a special meeting or within 10 days following the day on which such meeting is publicly announced. Section 3.3 of the Bylaws was amended to provide that a special meeting of shareholders to elect directors may only be called by the shareholders if the Company should have no directors in office.
     The foregoing description of the amendments to the Company’s Bylaws is a summary and is qualified in its entirety by the copy of such amendments which are filed as Exhibit 3.1 attached hereto and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description
3.1	Amendments to Sections 2.1, 2.2 and 3.3 of the Amended and Restated Bylaws of Celebrate Express, Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 11, 2006	CELEBRATE EXPRESS, INC.

	By:	/s/ Darin L. White

Darin L. White
Vice President, Finance

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amendments to Sections 2.1, 2.2 and 3.3 of the Amended and Restated Bylaws of Celebrate Express, Inc.